Exhibit 10.3

SECURITY PURCHASE AGREEMENT

AMENDMENT 1

This Amendment (the "Amendment”) is to amend the following terms and conditions of the Security Purchase Agreement dated December 10, 2012, (the “Agreement”) by and between Location Based Technologies, Inc., a Nevada corporation (the "Company"), and ECPC Capital II, LLC (the “Lender”) (each a, “Party” both are, “Parties”).

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTC Market under the symbol LBAS; and

WHEREAS, on December 10, 2012, the Company entered into a Security Purchase Agreement with the Lender in which the Lender may invest capital in the Company of up to One Million Dollars ($1,000,000) in the form of secured convertible debt;

WHEREAS, the Parties desire to amend the Agreement;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements of the services rendered by the Lender to the Company, the following terms and conditions hereinafter set forth shall apply, and the parties hereto covenant and agree as follows:

Article II Section 2.1.4 of the Agreement shall be and is hereby amended to read:

The loan shall be secured by US Patent Numbers 8102256, 6879244 and 7218242

All other terms and conditions set forth in the Agreement shall remain unchanged.

{Signature Page to Follow}

IN WITNESS WHEREOF, this Amendment is executed this 29th day of January, 2013, but shall be effective for all purposes as of December 10, 2012.

Borrower:

LOCATION BASED TECHNOLOGIES, INC.

By:
David M. Morse
CEO

Date: January 29, 2013

Lender:

ECPC Capital II, LLC

By:
Alfred G. Allen, III, Manager

Date: January 29, 2013